UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2014

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction

of incorporation)

0-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director:

On June 5, 2014, the Board of Directors (the “Board”) of Columbia Banking System, Inc. (the “Company”) announced the appointment of Ms. Betsy Seaton to the Board of the Company and to the Board of Directors of the Company’s wholly owned subsidiary, Columbia State Bank (the “Bank”), effective May 30, 2014. Board committee assignments for Ms. Seaton are pending. A copy of the Company’s press release announcing Ms. Seaton’s appointment is attached hereto as Exhibit 99.1.

Ms. Seaton served as Vice President of Strategic Planning and Corporate Development for Weyerhaeuser Company, based in Federal Way, Washington, from 2008 to 2014. Her career at Weyerhaeuser spanned over twenty years and included leadership positions in strategic planning and project management. She has also served as Principal and Consultant for Boston Consulting Group based in Chicago and Los Angeles, a global management consulting firm. Ms. Seaton contributes to her community through a variety of not-for-profit organizations focused on homelessness and healthcare.

Entry into Compensatory Agreement:

Effective June 1, 2014, the Bank has entered into a Change in Control Agreement (the “2014 Agreement”) with Mr. Andrew McDonald, the Executive Vice President and Chief Credit Officer of the Company and the Bank. The 2014 Agreement contains substantially similar terms as the Change in Control Agreement dated June 1, 2009 entered into by the parties, which automatically terminated on its fifth anniversary.

The 2014 Agreement has a term of five years and provides that if Mr. McDonald’s employment is terminated without Cause or if he resigns for Good Reason within 365 days following a Change in Control (as each capitalized term is defined in the 2014 Agreement) or sixty days prior to the public announcement of such change, he will receive a severance benefit equal to two times his then-current annual base salary and lapse of all restrictions on restricted stock awards. In the event of any severance benefit paid under the 2014 Agreement, Mr. McDonald agrees not to compete with the Bank or the Company for a period of two years.

A copy of the 2014 Agreement will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:	99.1 Press Release dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2014	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer